UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  April 26, 2019 (April 25, 2019)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, the Board of Directors (the “Board”) of OneMain Holdings, Inc. (the “Company”) appointed Micah R. Conrad to serve as the Company’s Chief Financial Officer, effective immediately.  As previously disclosed, Mr. Conrad, age 47, has been serving as the Company’s Acting Chief Financial Officer since March 26, 2019.  In addition, Mr. Conrad has served as Executive Vice President of the Company since March 2017 and served as Senior Vice President of the Company from November 2015 through March 2017, during which period he served as head of the Company’s Financial Planning and Analysis Group and reported directly to the Company’s Chief Financial Officer.  Prior to that, Mr. Conrad served as Chief Financial Officer of OneMain Financial Holdings, Inc. from 2013 until it was acquired by the Company in the OneMain acquisition from Citigroup on November 15, 2015.  Mr. Conrad also serves as a director, Executive Vice President and Chief Financial Officer of Springleaf Finance Corporation, the Company’s wholly-owned unsecured bond issuing subsidiary.

In consideration of his appointment as Chief Financial Officer of the Company, Mr. Conrad will receive an annual base salary of $450,000, retroactively effective as of March 26, 2019, and will be eligible for a 2019 annual award target of $1,850,000, with one-third payable in cash and one-third to be granted in restricted stock units (“Annual RSUs”) (in each case, subject to the achievement of certain performance goals established by the Compensation Committee of the Board (the “Compensation Committee”) relating to the 2019 performance period) and one-third to be granted in restricted stock units based on performance over the 2019-2021 performance period (“Long-Term RSUs”).  The Annual RSUs vest annually over 2020, 2021 and 2022 and the Long-Term RSUs cliff vest after three years upon the attainment of annual financial and strategic objectives to be established by the Compensation Committee in its discretion over the 2019-2021 performance period.  Mr. Conrad will also receive a one-time target cash bonus of $1.0 million payable in 2022, the payment of which will be contingent upon the satisfaction of certain metrics to be established by the Compensation Committee in its discretion, after considering the recommendation of the Chief Executive Officer of the Company, relating to the 2019-2021 performance period.

There are no family relationships between Mr. Conrad and any director or executive officer of the Company, and no related party transactions involving Mr. Conrad that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.          Regulation FD Disclosure.

A copy of the Company’s press release issued April 26, 2019 announcing the appointment of Mr. Conrad as Chief Financial Officer is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report with respect to the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report with respect to the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of OneMain Holdings, Inc. issued April 26, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

	By:	/s/ Douglas H. Shulman
	Name:	Douglas H. Shulman
	Title:	President and Chief Executive Officer

Date: April 26, 2019